Exhibit 99.2

News Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES ACQUIRES

MICHIGAN MEDICAL OFFICE BUILDING

— REIT invests $30.5 million in key property in Detroit suburb —

(ORLANDO, Fla.) Feb. 26, 2015 — CNL Healthcare Properties, a real estate investment trust (REIT) focused on senior housing and healthcare facilities, has acquired Novi Orthopaedic Center, a Class A, multitenant medical office building in Novi, Michigan, a high-end suburb of Detroit, for approximately $30.5 million. The building has 64,925 rentable square feet and is currently 100 percent occupied, anchored by a 26,000-square-foot, best-in-class regional ambulatory surgical center majority owned by Providence/St. John’s Health System.

Holladay Properties, which manages more than 500 buildings in more than 25 states, will manage and lease Novi Orthopaedic Center on behalf of CNL Healthcare Properties. Holladay Properties also provides management and leasing services for 15 other assets owned by the REIT and provides reporting and accounting services for two more; the 17 properties have a combined 727,453 square feet of rentable space.

Opened in 2007, Novi Orthopaedic Center is located on the campus of Providence Park Novi Hospital, a 200-bed facility that was ranked by Consumer Reports as one of Michigan’s top three hospitals for surgical outcomes in 2013. Tenants include: practices owned by Providence/St. John’s Health System, a nonprofit that owns and operates eight hospitals and more than 125 medical facilities, including Providence Park Novi Hospital, a subsidiary of Ascension Health; multiple surgical practices and pain management clinic. More than 50 percent of the leases in Novi Orthopaedic Center are the obligations of Providence Park Novi Hospital.

“The addition of this asset to our portfolio continues our investment strategy of acquiring newer health-system anchored medical facilities in attractive submarkets,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “We also are pleased to extend our relationship with Holladay

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Properties through its management of this asset. Holladay has proven to be a valued partner at the other CNL Healthcare Properties facilities it manages and we are confident it will bring the same level of expertise and performance to Novi Orthopaedic Center.”

About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is a real estate investment trust (REIT) that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit CNL.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLHealthcareProperties.com.

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All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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